EXHIBIT 99.1

Finisar Announces All-time Record Fiscal 2017 Revenues

SUNNYVALE, Calif., June 15, 2017 (GLOBE NEWSWIRE) -- Finisar Corporation (NASDAQ:FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its fourth quarter and full fiscal year, ended April 30, 2017.

COMMENTARY

“Revenues for fiscal 2017, were $1.449 billion, an all-time record for Finisar and an increase of $186.1 million, or 14.7%, over fiscal 2016. Despite continued robust demand in our fourth fiscal quarter for our 100G QSFP28 transceivers for datacenter applications, which grew over 30% over the third quarter, our overall revenues were $357.5 million, a decrease of $23.1 million, or 6.1%, compared to the third quarter. This decline was primarily the result of a decline in telecom revenues due to lower revenues from our Chinese OEM customers and the impact of the full three months of the annual telecom price erosion,” said Jerry Rawls, Finisar’s Chief Executive Officer.

FINANCIAL HIGHLIGHTS – Fourth Quarter Ended April 30, 2017

Summary GAAP Results	Fourth	Third
	Quarter	Quarter
	Ended	Ended
	April 30, 2017	January 29, 2017
	(in thousands, except per share amounts)

Revenues	$357,527	$380,588
Gross margin	35.0%	35.9%
Operating expenses	$84,324	$81,731
Operating income	$40,839	$54,906
Operating margin	11.4%	14.4%
Net income	$130,245	$46,387
Income per share-basic	$1.17	$0.42
Income per share-diluted	$1.13	$0.40

Basic shares	111,438	110,956
Diluted shares	115,242	114,873

Summary Non-GAAP Results (a)

	Fourth	Third
	Quarter	Quarter
	Ended	Ended
	April 30, 2017	January 29, 2017
	(in thousands, except per share amounts)

Revenues	$357,527	$380,588
Non-GAAP Gross margin	36.2%	37.0%
Non-GAAP Operating expenses	$70,952	$70,538
Non-GAAP Operating income	$58,411	$70,375
Non-GAAP Operating margin	16.3%	18.5%
Non-GAAP Net income	$57,515	$67,204
Non-GAAP Income per share-basic	$0.52	$0.61
Non-GAAP Income per share-diluted	$0.50	$0.59

Basic shares	111,438	110,956
Diluted shares	115,242	114,873

_____________

(a) In evaluating the operating performance of Finisar’s business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar’s core ongoing operating results.  A reconciliation of Finisar’s non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading “Finisar Non-GAAP Financial Measures” below.

Financial Statement Highlights for the Fourth Quarter of Fiscal 2017:

  Revenues were $357.5 million, a decrease of $23.1 million, or (6.1)%, from $380.6 million in the third quarter.
  Sales of datacom products decreased by $2.8 million, or (1.1)%, compared to the third quarter. Sales of 100G QSFP28 transceivers for datacom applications increased over 30% compared to the prior quarter;  however, this increase was more than offset by lower demand for other datacom products, primarily our 10G and below shortwave transceivers.
  Sales of telecom products decreased by $20.2 million, or (18.2)%, compared to the third quarter. This decrease was primarily due to reduced revenues from our Chinese OEM customers and the impact of the full three months of the annual telecom price erosion.
  GAAP gross margin was 35.0% compared to 35.9% in the third quarter primarily due to the impact of the full three months of the annual telecom price erosion.
  Non-GAAP gross margin was 36.2% compared to 37.0% in the third quarter.
  GAAP operating expenses were $84.3 million compared to $81.7 million in the third quarter.
  Non-GAAP operating expenses were $71.0 million compared to $70.5 million in the third quarter.
  GAAP operating margin was 11.4% compared to 14.4% in the third quarter.
  Non-GAAP operating margin was 16.3% compared to 18.5% in the third quarter.
  GAAP earnings per fully diluted share was $1.13 compared to $0.40 in the third quarter. In the fourth quarter of fiscal 2017, the Company realized a non-cash benefit of $103.3 million to the GAAP income tax provision due to the release of a significant portion of its valuation allowance against certain U.S. deferred tax assets.
  Non-GAAP earnings per fully diluted share was $0.50 compared to $0.59 in the third quarter primarily due to the lower revenue levels.
  Cash, cash equivalents and short-term investments increased $22.6 million to approximately $1.2 billion at the end of the fourth quarter.

FINANCIAL HIGHLIGHTS – Fiscal Year Ended April 30, 2017

Summary GAAP Results
	Fiscal Year	Fiscal Year
	Ended	Ended
	April 30, 2017	May 1, 2016
	(in thousands, except per share amounts)

Revenues	$1,449,303	$1,263,166
Gross margin	34.8%	28.1%
Operating expenses	$326,762	$313,627
Operating income	$176,884	$41,022
Operating margin	12.2%	3.2%
Net income	$249,346	$35,193
Income per share-basic	$2.26	$0.33
Income per share-diluted	$2.19	$0.32

Basic shares	110,405	106,678
Diluted shares	114,097	108,870

Summary Non-GAAP Results (b)

	Fiscal Year	Fiscal Year
	Ended	Ended
	April 30, 2017	May 1, 2016
	(in thousands, except per share amounts)

Revenues	$1,449,303	$1,263,166
Non-GAAP Gross margin	35.9%	30.3%
Non-GAAP Operating expenses	$280,252	$269,909
Non-GAAP Operating income	$240,556	$112,333
Non-GAAP Operating margin	16.6%	8.9%
Non-GAAP Net income	$231,698	$109,817
Non-GAAP Income per share-basic	$2.10	$1.03
Non-GAAP Income per share-diluted	$2.03	$1.01

Basic shares	110,405	106,678
Diluted shares	114,097	108,870

_____________

(b) In evaluating the operating performance of Finisar’s business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar’s core ongoing operating results.  A reconciliation of Finisar’s non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading “Finisar Non-GAAP Financial Measures” below.

Financial Statement Highlights for Fiscal 2017:

  Revenues were $1,449.3 million, an increase of $186.1 million, or 14.7%, from $1,263.2 million in the preceding year.
  Sales of products for datacom applications increased by $112.6 million, or 12.1%, compared to the preceding year. This increase was due primarily to growth in demand for 100G transceivers, which grew over 80% compared to the prior year.
  Sales of products for telecom applications increased by $73.5 million, or 22.0%, compared to the preceding year primarily driven by growth in the demand for 100G.
  GAAP gross margin was 34.8% compared to 28.1% in the preceding year primarily due to favorable product mix.
  Non-GAAP gross margin was 35.9% compared to 30.3% in the prior year.
  GAAP operating expenses were $326.8 million compared to $313.6 million in the prior year.
  Non-GAAP operating expenses were $280.3 million compared to $269.9 million in the prior year.
  GAAP operating margin was 12.2% compared to 3.2% in the prior year.
  Non-GAAP operating margin was 16.6% compared to 8.9% in the prior year.
  GAAP earnings per fully diluted share was $2.19 compared to $0.32 in the preceding year. During fiscal 2017, the Company realized a non-cash benefit of $103.3 million to the GAAP income tax provision due to the release of a significant portion of its valuation allowance against certain U.S. deferred tax assets.
  Non-GAAP earnings per fully diluted share was $2.03 compared to $1.01 in the preceding year.
  Cash, cash equivalents and short term investments increased $674.3 million to $1.2 billion at the end of the fiscal year, compared to $562.5 million at the end of the preceding fiscal year. This increase was primarily due to the issuance of $575.0 million of 0.50% convertible notes due in December 2036, which yielded net proceeds of $569.3 million. Excluding those net proceeds, cash would have increased $105.0 million during the year.

OUTLOOK

Finisar indicated that for the first quarter of fiscal 2018 it currently expects revenues in the range of $330 to $350 million, non-GAAP gross margin of approximately 35%, non-GAAP operating margin of approximately 14%, and non-GAAP earnings per fully diluted share in the range of approximately $0.37 to $0.43.

Finisar has not provided a reconciliation of its first quarter outlook for non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per fully diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts.  It is difficult to reasonably provide a forward-looking estimate of certain reconciling items between such non-GAAP forward-looking measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Finisar’s ability to estimate these items are out of its control and/or cannot be reasonably predicted, including with respect to restructuring charges, litigation settlements and resolutions and related costs, and the timing of tax related adjustments. Accordingly, a reconciliation of such non-GAAP forward-looking measures to the comparable forward-looking GAAP measures are not available within a reasonable range of predictability.

CONFERENCE CALL

Finisar will discuss its financial results for the fourth quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, June 15, 2017, at 2:00 pm PT (5:00 pm ET).  To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-(855) 473-9088 (domestic) or 1- (720) 405-0995 (international) and enter conference ID 61562686.

An audio replay will be available for two weeks following the call by dialing 1- (855) 859-2056 (domestic) or 1-404-537-3406 (international) and then following the prompts: enter conference ID 61562686 and provide your name, affiliation, and contact number.  A replay of the webcast will be available shortly after the conclusion of the call on Finisar’s website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar’s expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with:  the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition.  Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed June 17, 2016) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ:FNSR) is a global technology leader for fiber optic subsystems and components  that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage.  Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

Finisar Corporation
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended		Three Months Ended
	Apr 30, 2017	May 1, 2016	Apr 30, 2017	May 1, 2016	Jan 29, 2017
Revenues	$357,527	$318,794	$1,449,303	$1,263,166	$380,588
Cost of revenues	231,374	226,723	941,164	901,316	242,961
Impairment of long-lived assets	-	-	-	1,071	-
Amortization of acquired developed technology	990	1,630	4,493	6,130	990
Gross profit	125,163	90,441	503,646	354,649	136,637
Gross margin	35.0%	28.4%	34.8%	28.1%	35.9%
Operating expenses:
Research and development	58,973	50,169	217,914	203,389	54,691
Sales and marketing	12,322	11,621	50,644	46,619	13,092
General and administrative	12,316	13,848	55,442	60,117	13,235
Impairment of long-lived assets	-	-	-	830	-
Amortization of purchased intangibles	713	668	2,762	2,672	713
Total operating expenses	84,324	76,306	326,762	313,627	81,731
Income from operations	40,839	14,135	176,884	41,022	54,906
Interest income	3,299	802	6,763	2,345	1,717
Interest expense	(8,953)	(3,017)	(20,363)	(11,750)	(5,399)
Other income (expenses), net	(488)	(80)	(90)	3,214	(338)
Income before income taxes	34,697	11,840	163,194	34,831	50,886
Provision (benefit) for income taxes	(95,548)	(1,232)	(86,152)	(362)	4,499
Net income	$130,245	$13,072	$249,346	$35,193	$46,387

Net income per share attributable to Finisar Corporation common stockholders:

Basic	$1.17	$0.12	$2.26	$0.33	$0.42
Diluted	$1.13	$0.12	$2.19	$0.32	$0.40

Shares used in computing net income per share - basic	111,438	107,612	110,405	106,678	110,956
Shares used in computing net income per share - diluted	115,242	109,386	114,097	108,870	114,873

Finisar Corporation
Consolidated Balance Sheets
(in thousands)

	Apr 30, 2017	Jan 29, 2017	Oct 30, 2016	Jul 31, 2016	May 1, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$260,228	$240,593	$282,963	$280,414	$299,221
Short-term held-to-maturity investments	976,595	973,675	343,319	313,389	263,255
Accounts receivable, net	272,377	280,098	277,667	255,036	249,257
Accounts receivable, other	48,807	58,498	49,997	43,678	44,576
Inventories	331,388	312,271	292,439	272,592	273,291
Prepaid expenses and other assets	19,462	20,526	17,140	18,646	18,483
Total current assets	1,908,857	1,885,661	1,263,525	1,183,755	1,148,083
Property, equipment and improvements, net	383,919	357,039	341,563	338,918	348,613
Purchased intangible assets, net	13,019	14,638	16,339	16,197	18,388
Goodwill	106,735	106,735	106,735	106,735	106,735
Minority investments	3,161	3,322	3,893	3,974	4,051
Other assets	16,964	19,072	14,102	15,365	14,656
Deferred tax assets	107,225	5,203	3,906	3,563	4,845
Total assets	$2,539,880	$2,391,670	$1,750,063	$1,668,507	$1,645,371

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$140,568	$155,916	$153,023	$136,317	$141,591
Accrued compensation	54,520	50,640	45,213	36,332	36,084
Other accrued liabilities	43,697	43,081	36,736	39,201	42,206
Deferred revenue	13,015	14,965	17,818	16,468	13,529
Total current liabilities	251,800	264,602	252,790	228,318	233,410
Long-term liabilities:
Convertible notes	707,782	699,903	234,679	232,016	229,393
Other non-current liabilities	17,594	12,594	13,279	14,056	14,882
Total liabilities	977,176	977,099	500,748	474,390	477,685
Stockholders' equity:
Common stock	112	111	111	110	108
Additional paid-in capital	2,784,204	2,768,396	2,639,355	2,621,260	2,605,859
Accumulated other comprehensive income (loss)	(57,865)	(59,944)	(49,772)	(38,109)	(25,188)
Accumulated deficit	(1,163,747)	(1,293,992)	(1,340,379)	(1,389,144)	(1,413,093)
Total stockholders' equity	1,562,704	1,414,571	1,249,315	1,194,117	1,167,686
Total liabilities and stockholders' equity	$2,539,880	$2,391,670	$1,750,063	$1,668,507	$1,645,371

Note - Balance sheet amounts as of May 1, 2016 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar’s operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results.   Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends that are affecting our performance.  These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities.  In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements.  We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

  Changes in excess and obsolete inventory reserve (predominantly non-cash charges);
  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
  Duplicate facility costs during facility move (non-core cash charges);
  Stock-based compensation expense (non-cash charges);
  Impairment of long-lived assets (non-cash charges);
  Reduction in force costs (non-core cash charges); and
  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

  Impairment of long-lived/other assets (non-cash charges);
  Gain or loss on litigation settlements and resolutions and related costs (non-core cash charges or benefits);
  Shareholder class action and derivative litigation (non-core cash charge);
  Unclaimed property tax audit accrual (non-core charges and benefits);
  Acquisition related costs (non-core cash charge) and
  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

  Other interest income (non-core cash benefits);
  Imputed interest expenses on convertible debt (non-cash charges);
  Imputed interest related to restructuring (non-cash charges);
  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
  Loss (gain) related to minority investment (non-core charges or benefits);
  Other miscellaneous expenses (income) (non-core charges or benefits);
  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income taxes including the non-cash benefit of to the GAAP income tax provision due to the release of a significant portion of the valuation allowance against certain U.S. deferred tax assets.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

Finisar Corporation
Reconciliation of Results of Operations under GAAP and non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended				Twelve Months Ended			Three Months Ended
	Apr 30, 2017		May 1, 2016		Apr 30, 2017		May 1, 2016	Jan 29, 2017
GAAP to non-GAAP reconciliation of gross profit:
Gross profit - GAAP	$125,163		$90,441		$503,646		$354,649	$136,637
Gross margin - GAAP	35.0%		28.4%		34.8%		28.1%	35.9%
Adjustments:
Cost of revenues
Change in excess and obsolete inventory valuation adjustments (1)	-		2,102		-		7,227	-
Amortization of acquired technology	990		1,630		4,493		6,130	990
Duplicate facility costs during facility move	10		8		36		101	10
Stock compensation	3,071		2,847		12,249		11,000	3,182
Impairment of long-lived assets	-		-		-		1,282	-
Reduction in force costs	103		369		287		1,704	68
Acquisition related retention payment	26		28		97		149	26
Total cost of revenue adjustments	4,200		6,984		17,162		27,593	4,276
Gross profit - non-GAAP	129,363		97,425		520,808		382,242	140,913
Gross margin - non-GAAP	36.2%		30.6%		35.9%		30.3%	37.0%

GAAP to non-GAAP reconciliation of operating income:
Operating income - GAAP	40,839		14,135		176,884		41,022	54,906
Operating margin - GAAP	11.4%		4.4%		12.2%		3.2%	14.4%
Adjustments:
Total cost of revenue adjustments	4,200	#	6,984	#	17,162	#	27,593	4,276
Total operating expense adjustments
Operating expenses - GAAP	84,324		76,306		326,762		313,627	81,731
Research and development
Reduction in force costs	46		386		338		904	30
Duplicate facility costs during facility move	10		7		34		284	10
Acquisition related retention payment	32		32		128		222	32
Stock compensation	5,613		4,855		21,737		19,386	5,461
Impairment of long-lived/other assets	2,387		-		2,387		287	-
Sales and marketing
Reduction in force costs	19		1		48		225	-
Acquisition related retention payment	2		-		2		15	-
Stock compensation	1,889		1,747		7,438		6,885	1,921
General and administrative
Reduction in force costs	5		49		58		1,403	20
Duplicate facility costs during facility move	176		24		641		191	168
Acquisition related retention payment	-		4		(2)		(1)	-
Stock compensation	2,823		2,381		11,172		10,241	2,807
Acquisition related costs	(343)		(1)		(289)		434	21
Litigation settlements and resolutions and related costs	-		1		93		17	47
Shareholder class action and derivative litigation costs	-		(184)		-		(184)	-
Unclaimed property tax audit accrual	-		150		(37)		150	(37)
Amortization of purchased intangibles	713		668		2,762		2,672	713
Impairment of long-lived assets/intangible assets	-		-		-		587	-
Total operating expense adjustments	13,372		10,120		46,510		43,718	11,193
Operating expenses - non-GAAP	70,952		66,186		280,252		269,909	70,538
Operating income - non-GAAP	58,411		31,239		240,556		112,333	70,375
Operating margin - non-GAAP	16.3%		9.8%		16.6%		8.9%	18.5%

GAAP to non-GAAP reconciliation of income before income taxes:
Income before income taxes - GAAP	34,697		11,840		163,194		34,831	50,886
Adjustments:
Total cost of revenue adjustments	4,200		6,984		17,162		27,593	4,276
Total operating expense adjustments	13,372		10,120		46,510		43,718	11,193
Other interest income	-		(6)		-		(119)	-
Non-cash imputed interest expenses on convertible debt	7,494		2,449		16,936		9,605	4,464
Imputed interest related to restructuring	32		40		141		171	34
Other (income) expense, net
Loss (gain) on sale of assets	124		165		134		(579)	35
Loss related to minority investments	-		-		643		-	643
Other miscellaneous income	(115)		(184)		(395)		(1,824)	(280)
Foreign exchange transaction (gain) or loss	326		362		(877)		925	(204)
Amortization of debt issuance cost	385		154		950		616	257
Total Interest and other adjustments	8,246		2,980		17,532		8,795	4,949
Income before income taxes - non-GAAP	60,515		31,924		244,398		114,937	71,304

GAAP to non-GAAP reconciliation of net income:
Net income - GAAP	130,245		13,072		249,346		35,193	46,387
Total cost of revenue adjustments	4,200		6,984		17,162		27,593	4,276
Total operating expense adjustments	13,372		10,120		46,510		43,718	11,193
Total Interest and other adjustments	8,246		2,980		17,532		8,795	4,949
Income tax provision adjustments	(98,548)		(1,332)		(98,852)		(5,482)	399
Total adjustments	(72,730)		18,752		(17,648)		74,624	20,817
Net income - non-GAAP	$57,515		$31,824		$231,698		$109,817	$67,204

Basic non-GAAP income per share
GAAP earnings per share	$1.17		$0.12		$2.26		$0.33	$0.42
Impact of all non-GAAP adjustments	$(0.65)		$0.18		$(0.16)		$0.70	$0.19
Non-GAAP earnings per share	$0.52		$0.30		$2.10		$1.03	$0.61

Diluted non-GAAP income per share
GAAP earnings per share	$1.13		$0.12		$2.19		$0.32	$0.40
Impact of all non-GAAP adjustments	$(0.63)		$0.17		$(0.16)		$0.69	$0.19
Non-GAAP earnings per share	$0.50		$0.29		$2.03		$1.01	$0.59

Shares used in computing non-GAAP income per share
Basic	111,438		107,612		110,405		106,678	110,956
Diluted	115,242		109,386		114,097		108,870	114,873

(1) Non-GAAP adjustment no longer made effective fiscal 2017.

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261